EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement"), dated as of May 1, 2003 (the "Effective Date"), is made by and between SECURED DIVERSIFIED INVESTMENT, LTD., a Nevada corporation, located at 5030 Campus Drive, Newport Beach, CA 92660 and hereafter referred to as "the Company", and Gernot Trolf, whose address is 809 El Carmel Place, San Diego, California 92109, hereinafter referred to as "Executive", based upon the following:

                                  RECITALS
                                  --------

     WHEREAS, the Company wishes to retain the services of Executive, and Executive wishes to render services to the Company, as its Chief Operating Officer;

     WHEREAS, the Company and Executive wish to set forth in this Agreement the duties and responsibilities that Executive has agreed to undertake on behalf of the Company;

     WHEREAS, the Company and Executive intend that this Agreement will supersede and replace any and all other employment agreements for employment entered into by and between the Company and Executive, and that upon execution of this Agreement, any such employment agreements or arrangements shall have no further force or effect.

     THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, the Company and Executive (who are sometimes individually referred to as a "party" and collectively referred to as the "parties") agree as follows:

                                 AGREEMENT
                                 ---------

1.   SPECIFIED TERM.
     ---------------
     The Company hereby employs Executive pursuant to the terms of this Agreement and Executive hereby accepts employment with the Company pursuant to the terms of this Agreement for the period beginning on May 1, 2003 and ending on May 1, 2006 (the "Term").

     Subject to Sections 8, 9, and 10, this Agreement will automatically be renewed for successive periods of one year after May 1, 2006, unless either party gives notice to the other, at least sixty (60) days prior to the expiration of the specified period that the party desires to renegotiate this Agreement. In the event that any party notifies the other party in writing of its desire to renegotiate this Agreement, then the terms and conditions of this Agreement shall for an additional 60 days after expiration of the Term or until a mutual agreement is reached, whichever ids shorter. If a mutually acceptable renegotiated agreement is not reduced to writing and executed by the parties within sixty (60) days after the end of the Term, then this Agreement shall continue on a month to month basis until terminated by written notice given by either party at least thirty (30) days prior to the end of any monthly period.

2.   GENERAL DUTIES.
     ---------------
     Executive shall report to the Company's Board of Directors. Executive shall devote his entire productive time, ability, and attention to the Company's business during the term of this Agreement. In his capacity as Chief Operating Officer, Executive shall be primarily responsible for the day to day operations and administration of the business of the Company as directed by the President. Executive shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, an such other duties as are commonly performed by an employee of his rank in a publicly traded corporation or which may, from time to time, be prescribed by the Company through its President and Board of Directors. Furthermore, Executive agrees to cooperate with and work to the best of his ability with the Company's management team, which includes the Board of Directors and the officers and other employees, to continually improve the Company's reputation in its industry for quality products and performance.

3.   COMPENSATION.
     -------------

     a.   Annual Salary.
          --------------
          During the Term of this Agreement, the Company shall pay to Executive an annual base salary in the amounts set forth below (the "Annual Salary"). The Annual Salary shall be:
          i. One Hundred Thousand ($100,000.00) during the first year of employment;
          ii. One Hundred Twenty Thousand ($120,000.00) during the second year of employment; and
          iii. One Hundred Forty Thousand ($140,000.00) during the third year of employment.

     In addition, the Company may offer to Executive the opportunity to serve as an officer or employee of a subsidiary or affiliated entity of the Company. The Company and Executive shall agree on a mutually acceptable annual salary for service in such capacity, and the amount thereof shall be included in the "Annual Salary."

     The Annual Salary shall be paid to Executive in equal installments in accordance with the periodic payroll practices of the Company for executive employees.

     If the Company is unable to pay a portion or all of the Annual Salary in cash, the Executive may elect to receive all or any portion of the Annual Salary in shares of the Company's common stock. The number of shares of common stock to be issued to Executive shall be determined on the last day of each fiscal quarter, and shall be calculated using the average of the closing bid and ask prices of the common stock on that date. If no shares of the Company's common stock trade on that date, then the Company shall use the average of the closing bid and ask prices of the common stock on the last day immediately prior to the last day of the fiscal quarter during which the common stock was traded. All such shares of Company common stock shall be issued pursuant to the Company's 2003 Employee Stock Incentive Plan (the "2003 Plan") to be adopted by the Board of Directors and shareholders.

     Executive may also elect for salary to be deferred until such time the Company has sufficient earnings or surplus capital to pay the deferred Annual Salary. If Executive elects to defer any portion of the Annual Salary, then the Company shall pay interest on the unpaid balance equal to the minimum Applicable Federal Rate.

     b.   Annual Bonus.
          -------------
          Executive and the Board of Directors shall meet immediately following execution of this Agreement and, thereafter, at the end of each fiscal year to establish performance standards and goals to be met by Executive during the next fiscal year, which standards and goals shall be based upon earnings, cash flows, EBITDA and other objectives that are mutually agreed to by Executive and the Board of Directors. The Company shall pay to Executive, no later than ninety
     (90) days after the completion of the fiscal year, a cash bonus (the "Annual Bonus") in an amount to be recommended by the Board of Directors, for each year in which the performance standards and goals are met or exceeded by Executive. Nothing in this Section shall prevent Executive and the Board of Directors from mutually agreeing to an alternative computation of the Annual Bonus, which may be implemented and paid to Executive in place of the Annual Bonus described herein. The Annual Bonus shall be subject to any applicable tax withholdings and/or employee deductions.

     c.   Cost of Living Adjustment.
          --------------------------
          If this Agreement is extended beyond the Term, then commencing as of January 1, 2006, and on each January 1st thereafter, then effective Annual Salary shall be increased (but not decreased) by an amount: (i) which shall reflect the increase, if any, in the cost of living during the previous 12 months by adding to the Annual Salary an amount computed by multiplying the Annual Salary by the percentage by which the level of the Consumer Price Index for the Long Beach, California Metropolitan Area as reported on January 1st of the new year by the Bureau of Labor Statistics of the United States Department of Labor has increased over its level as of January 1st of the Prior year, and
     (ii) which will maintain Executive's compensation at a level consistent with the compensation paid to executive officers holding similar positions in the Real Estate Industry. Additionally, the Board of Directors shall periodically review Executive's Salary to determine whether to otherwise increase Executive's Compensation, without any obligation by the Board to authorize such an increase.

     d.   Participation In Employee Benefit Plans.
          ----------------------------------------
          Executive shall have the same rights, privileges, benefits and opportunities to participate in any the Company's employee benefit plans which may now or hereafter be in effect on a general basis for executive officers or employees. The Company may delete benefits and otherwise amend and change the type and quantity of benefits it provides in its sole discretion. In the event Executive receives payments from a disability plan maintained by the Company, the Company shall have the right to offset such payments against the Annual Salary otherwise payable to Executive during the period for which payments are made by such disability plan.

     e.   Director and Officer Liability Insurance.
          -----------------------------------------
          The Company shall use commercially reasonable efforts to purchase directors and officers liability insurance and include Executive as an insured thereunder.


     f.   Stock Issuance.
          ---------------
          As an incentive and inducement for employment, the Company will issue a one-time lump sum of One Hundred Thousand (100,000) shares of restricted stock immediately upon execution of this Agreement. For each fiscal year in which the Company increases its net assets by at least twenty percent (20%) over the net assets at the end of the previous fiscal year, the Company will issue to Executive an additional Twenty-Five Thousand (25,000) shares of its common stock. All such shares shall be registered on a registration statement on Form S-8, and shall include a resale prospectus on Form S-1.

     g.   Options to Purchase Stock.
          --------------------------
          Subject to the vesting conditions set forth below and the terms of the Plan, Executive shall be granted options to purchase Five Hundred Thousand (500,000) shares of the Company common stock. The exercise price for each share of common stock covered by the option shall be fifteen cents ($0.15), which is equal to or greater than the fair market value of the common stock on the Effective Date. The right to exercise the option shall vest as follows: options to purchase One Hundred Twenty-Five Thousand (125,000) shares shall vest and become immediately upon execution of this Agreement and the delivery of a stock option agreement under the Plan. The remaining options shall vest and become exercisable in equal three annual installments of One Hundred Twenty-Five Thousand (125,000) shares on the anniversary dates of the Effective Date, so long as Executive remains an employee on such vesting date. The options shall expire and become null and void if not exercised at the earlier of ten (10) years from the Effective Date or the earlier expiration dates provided below. If the Executive is terminated pursuant Section 8 of this Agreement, the Executive will have ninety (90) days to exercise the stock options that are vested unless otherwise agreed to by the Board of Directors. If the Executive is terminated pursuant Sections 9 or 10 of this Agreement, the Executive shall have five years from date of termination to exercise stock options that are vested.

     Unvested options shall immediately terminate and become null and void upon any termination of Executive's employment, except as provided below in
Section 12.

     h.   Payment of Tax Related to the Receipt of Non-Cash Compensation.
          ---------------------------------------------------------------
          If Executive incurs income tax or any other tax, including payroll taxes, as a result of the receipt of non-cash compensation during any fiscal year, the Company shall pay to Executive an amount equal to any and all such tax.

4.   REIMBURSEMENT OF BUSINESS EXPENSES.
     -----------------------------------
     The Company shall promptly reimburse Executive for all reasonable business expenses incurred by Executive in connection with the business of the Company. However, each such expenditure shall be reimbursable only if Executive furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

5.   ANNUAL VACATION.
     ----------------
     Executive shall be entitled to four (4) weeks vacation time each year without loss of compensation.

6.   INDEMNIFICATION OF LOSSES.
     --------------------------
     So long as Executive's actions were taken in good faith and furtherance of the Company's business and within the scope of Executive's duties and authority, the Company shall indemnify and hold Executive harmless to the full extent of the law from any and all claims, losses and expenses sustained by Executive as a result of any action taken by him to discharge his duties under this Agreement, and the Company shall defend Executive, at the Company's expense, in connection with any and all claims by stockholders or third parties which are based upon actions taken by Executive to discharge his duties under this Agreement.

7.   PERSONAL CONDUCT.
     -----------------
     Executive agrees promptly and faithfully to comply with all present and future policies, requirements, directions requests and rules and regulations of the Company in connection with the Company's business.

8.   TERMINATION BY THE COMPANY FOR CAUSE.
     -------------------------------------
     The Company reserves the right to declare Executive in default of this Agreement if (each a "Cause"):

     a. Executive willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or

     b. Executive commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct which results in material harm to the Company or its business, or

     c. Executive violates any law, rule or regulation applicable to the Company or Executive relating to the business operations of the Company that may have a material adverse effect upon the Company's business, operations, or condition (financial or otherwise).

     The Company may terminate this Agreement for Cause immediately upon written notice of termination to Executive; provided, however, if the Company terminates this Agreement due to Executive's willful breach or habitual neglect of the duties he is required to perform, then Executive shall be entitled to a period of thirty (30) days from the date of the written notice of termination to cure said breach. Except as otherwise set forth in this Section 8, upon any termination for Cause, the obligations of Executive and the Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement. If Executive's employment is terminated pursuant to this
Section 8, the Company shall pay to Executive (i) Executive's accrued but unpaid Annual Salary and vacation pay through the effective date of the termination;(ii) Executive's accrued but unpaid Annual Bonus, if any; and
(iii) business expenses incurred prior to the effective date of termination and shall transfer to Executive any stock earned but unissued pursuant to
Section 3(e). Executive shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

9.   TERMINATION BY THE COMPANY WITHOUT CAUSE.
     -----------------------------------------

     a.   Death.
          ------
          Executive's employment shall terminate upon the death of Executive. Upon such termination, the obligations of Executive and the Company under this Agreement shall immediately cease. Except as otherwise set forth in Section 11 below, upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease.

     b.   Disability.
          -----------
          The Company reserves the right to terminate Executive's employment upon ten (10) days written notice if, for a period of ninety (90) days, Executive is prevented from discharging his duties under this Agreement due to any physical or mental disability. Except as otherwise set forth in Section 11 below, upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease.

     c.   Election By the Company.
          ------------------------
          The Company may terminate Executive's employment upon not less than ninety (90) days written notice by the Company to Executive.
     With the exception of the covenants included in Section 12 below, upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease.

10.  TERMINATION BY EXECUTIVE.
     -------------------------
     a.   Election By Executive.
          ----------------------
          Executive's employment may be terminated at any time by Executive upon not less than ninety (90) days written notice by Executive to the Board. Except as otherwise set forth in this paragraph (a), upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, the Company shall pay to executive (i) Executive's accrued but unpaid Annual Salary and vacation pay through the effective date of the termination; (ii) Executive's accrued but unpaid Annual Bonus, if any; and (iii) business expenses incurred prior to the effective date of termination and shall transfer to Executive any stock earned but unissued pursuant to Section 3(e). Executive shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

     b.   Termination By Executive For Good Reason.
          -----------------------------------------
          Executive may terminate this Agreement immediately based on his reasonable determination that one of the following events has occurred:

     i. The Company intentionally and continually breaches or wrongfully fails to fulfill or perform (A) its material obligations, promises or covenants under this Agreement; or (B) any material warranties, obligations, promises or covenants in any agreement (other than this Agreement) entered into between the Company and Executive, without cure, if any, as provided in such agreement;

     ii. Without the consent of Executive, the Company: (A) substantially alters or materially diminishes the position, nature, status, prestige or responsibilities of Executive from those in effect by mutual agreement of the parties from time to time; (B) assigns additional duties or responsibilities to Executive which are wholly and clearly inconsistent with the position, nature, status, prestige or responsibilities of Executive then in effect; or (C) removes or fails to reappoint or re-elect Executive to Executive's offices under this Agreement (as they may be changed or augmented from time to time with the consent of Executive), unless Executive is deceased or disabled, or such removal or failure is attributable to an event which would constitute termination for cause;


     iii. the Company intentionally requires Executive to commit or participate in any felony or other serious crime; and/or

     iv. the Company engages in other conduct constituting legal cause for termination.

     With the exception of the covenants included in Section 12 below, upon such termination the obligations of Executive and the Company under this Agreement shall immediately cease.

11.  EFFECT OF TERMINATION ATTRIBUTABLE TO DEATH OR DISABILITY.
     ----------------------------------------------------------

     In the event Executive's employment is terminated due to Executive's death or disability, then:

     a. The Company shall pay Executive's accrued but unpaid Annual Salary and vacation time through the effective date of the termination, provided, however, that the Company shall also pay to Executive or Executive's estate twice the amount of executive's then effective Annual Salary as set forth in Section 3(a);

     b. The Company shall pay to the Executive an Annual Bonus which shall be computed as the greater of the accrued but unpaid Annual Bonus, if any, or an amount which equals the average of Executive's Annual Bonus during the two (2) fiscal years prior to the termination date;

     c. The Company shall reimburse Executive for any business expenses incurred prior to the effective date of the termination;

     d. Executive (including Executive's heirs) shall be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

12.  EFFECT OF TERMINATION ATTRIBUTABLE TO A CHANGE IN CONTROL, A
     TERMINATION BY EXECUTIVE FOR GOOD REASON OR A TERMINATION BY THE COMPANY WITHOUT CAUSE.
     -----------------------------------------------------------------

     If Executive's employment is terminated before the expiration of the term, and such termination is attributable to (i) a Change in Control; (ii) a termination by Executive for good reason; or (iii) the Company's election to terminate, then:

     a. The Company shall pay to Executive, in a lump sum and without discount to present value, an amount equal to the Annual Salary, as set forth in Section 3 (a), due to Executive for the balance of the term, but in no event shall such payment total less than One Hundred Twenty Thousand ($120,000.00);

     b. The Company shall pay to Executive, in a lump sum and without discount to present value, Executive's declared but unpaid Annual Bonus, if such Annual Bonus has been declared, but if not declared then the Company shall pay to Executive an amount which equals the average of Executive's Annual Bonus earned for the two (2) fiscal years prior to the termination date;

     c. At the election of Executive, the Company shall (i) provide to Executive and his spouse and dependents (if any), for a period of twelve (12) months, medical benefits which shall be comparable to the benefits received by Executive at the time of termination of his employment; or (ii) provide to Executive additional compensation, payable on a monthly basis, which would approximate the cost to Executive to obtain such comparable benefits;

     d. The Company shall reimburse Executive for Executive's business expenses incurred through the effective date of the termination;

     e. Pursuant to Section 3(e), the Company shall transfer to Executive any stock earned but unissued pursuant to Section 3 (e); and

     f. Irrespective of anything included in the agreements memorializing them, the vesting conditions imposed on any stock options, warrants or other rights subject to vesting shall be accelerated and shall vest on the date of Executive's termination and Executive shall have a period of twelve (12) months to exercise such stock options, warrants or other rights.

     Executive shall not be required to mitigate the amount of any payment made pursuant to this Section 12 by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment. The provisions of this Section 12 shall be in lieu of any remedy or damages to which Executive may be entitled by reason of a breach of this Agreement by the Company, whether such remedy may be recovered at law or in equity.

     For purposes of this Agreement, "Change of Control" shall be defined as any of the following transaction; (i) the sale or disposition by the Company of substantially all of its business or assets, or (ii) the acquisition of the Company's capital stock by a third party in connection with the transfer of a controlling interest of the Company's capital stock to such party, or (iii) the merger or consolidation of the Company with another corporation as part of a transfer of a controlling interest of the Company's capital stock to a third party. A "controlling interest of the Company's capital stock" shall be defined as a transfer or acquisition by a third party of at least fifty percent (50%) of the Company's capital stock in one or a series of transactions. A "third party" shall not include any employee benefit plan maintained by the Company or any corporation or entity in which the Company holds fifty percent (50%) or more of the voting securities.

13   MISCELLANEOUS
     -------------
     a.   Preparation of Agreement.
          -------------------------
          It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of the same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

     b.   Cooperation.
          ------------
          Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

     c.   Interpretation.
          ---------------

          i    Entire Agreement/No Collateral Representations.
               -----------------------------------------------
               Each party expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

          ii   Waiver.
               -------
               No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

          iii. Remedies Cumulative.
               --------------------
               The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

          iv.  Severability.
               -------------
               If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal, or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.
                                     10

          v.   No Third Party Beneficiary.
               ---------------------------
               Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

          vi.  Heading; References; Incorporation; Gender.
               -------------------------------------------
               The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this Agreement shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

     d.   Enforcement.
          ------------
          i.   Applicable Law.
               ---------------
               This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

          ii.  Consent to Jurisdiction; Service of Process.
               --------------------------------------------
               Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Orange.

     e.   No Assignment of Rights or Delegation of Duties by
          Executive.
          ---------------------------------------------------
          Executive's rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Executive may not delegate his duties or obligations hereunder.

                                     11

     f.   Notices.
          --------
          Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Each party, and their respective counsel, hereby agrees that if Notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

     f.   Counterparts.
          -------------
          This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any form hereto by having attached to it one or more additional signature pages.

     g. Execution by All Parties Required to be Binding; Electronically Transmitted Documents.
          ----------------------------------------------------------------
          This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.


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     In witness hereof, the parties execute this Employment Agreement as of the date first written above.


SECURED DIVERSIFIED INVESTMENT, LTD.         EXECUTIVE



By:
     ---------------------------------       -----------------------------
     Clifford L. Strand                      Gernot Trolf

Title: President






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